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                                                                   EXHIBIT 23.3


Independent Auditors' Consent


We consent to the use in this Registration Statement on Form S-3 of Flextronics International Limited of our report dated March 12, 1997 and our report dated February 14, 1996, relating to the consolidated financial statements of Astron Group Limited, appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu


Deloitte Touche Tohmatsu
Hong Kong
September 22, 1997